UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 28, 2011

INVESTORS HERITAGE CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

KENTUCKY	000-01999	61-6030333
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Capital Avenue
Frankfort, Kentucky	40601
(Address of principal executive offices)	(Zip Code)

(502) 223-2361
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____           Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-2(b))

____           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

(a) Investors Heritage Capital Corporation is the Plan Sponsor for the IHCC Retirement Savings Plan and Trust (the “Plan”).  Effective March 31, 2011, Investors Heritage will transfer the investment services for the Plan from Farmers Bank & Capital Trust Company to The Principal Financial Group.  As a result, certain trading activities will be paused during the blackout period beginning March 31, 2011 and will remain paused until the week of April 24, 2011.  Notice containing the information specified in Rule 104(b) of Regulation BTR has been given to the directors and executive officers of Investors Heritage that they are prohibited from trading in Investors Heritage securities during the blackout period.  This prohibition also includes any Investors Heritage securities held outside of the Plan.  Therefore, during the blackout period, a director’s or executive officer’s ability to purchase, sell or otherwise acquire or transfer an interest in any equity security of Investors Heritage will be temporarily suspended. During the final week of the blackout period and for a period of two years after the ending date of the blackout period, security holders and other interested parties may obtain, without charge, the actual beginning and ending dates of the blackout period by calling the Corporate Secretary, Investors Heritage Capital Corporation, 1-800-422-2011 ext. 1009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS HERITAGE CAPITAL CORPORATION

Date: February 28, 2011	By:	/s/ Harry Lee Waterfield II
Harry Lee Waterfield II President